                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   AMERICAN CINEMASTORES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           AMERICAN CINEMASTORES INC.
                           2300 SOUTH EASTERN AVENUE
                           COMMERCE, CALIFORNIA 90040


                                                                October 14, 1997


Dear Fellow Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, November 6, 1997 at 10:00 a.m. at the Loews Santa Monica Hotel, 1700 Ocean Avenue, Santa Monica, California 90401.

    The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

    Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to promptly complete, sign, date and return the enclosed proxy card in the envelope provided. If your address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

    Your vote is very important, and we will appreciate a prompt return of your signed Proxy card. We hope to see you at the meeting.

                                          Cordially,

                                               [/S/ KATHRYN VAN NESS]

                                          Kathryn Van Ness,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           AMERICAN CINEMASTORES INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD THURSDAY, NOVEMBER 6, 1997

                            ------------------------

To the Shareholders of

  AMERICAN CINEMASTORES INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American CinemaStores Inc. (the "Company") will be held on Thursday, November 6, 1997 at 10:00 a.m. at the Loews Santa Monica Hotel, 1700 Ocean Avenue, Santa Monica, California 90401 for the following purposes:

    1. To elect four (4) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;


    2. To approve an amendment to the Company's Certificate of Incorporation changing the name of the Company to "Apparel Technologies, Inc.;" and


    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on October 3, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                          By order of the Board of Directors

                                               [/S/ KATHRYN VAN NESS]

                                          Kathryn Van Ness,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


October 14, 1997


    All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your Proxy will not affect your right to vote in person should you later decide to attend the meeting.

                           AMERICAN CINEMASTORES INC.
                           2300 SOUTH EASTERN AVENUE
                           COMMERCE, CALIFORNIA 90040
                                 (213) 725-4955

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American CinemaStores Inc. (the "Company") for the Annual Meeting of Shareholders to be held on November 6, 1997 (the "Annual Meeting") and any postponements or adjournments thereof. Any shareholder giving a Proxy may revoke it before or at the meeting by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. All proxies will be voted as directed by the shareholder on the Proxy card; and, if no choice is specified, they will be voted (1) "FOR" the four directors nominated by the Board of Directors, (2) "FOR" the proposed amendment to the Company's Certificate of Incorporation changing the name of the corporation to Apparel Technologies, Inc., and in the discretion of the persons acting as Proxies, for any other matters.

    Your cooperation in promptly returning the enclosed proxy will reduce the Company's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

    Only shareholders of record at the close of business on October 3, 1997 are entitled to receive notice of and to vote at the meeting. On that date, the Company had outstanding 18,001,387 shares of Common Stock. The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to vote one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business.


    This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy are being mailed or delivered to shareholders on or about October 14, 1997.


    In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

    The cost of preparing, assembling, printing, and mailing the materials, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers, and voting trustees or other nominees to forward solicitation materials to their customers who are beneficial owners of shares, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram, personal solicitation or other means by officers and other regular employees or agents of the Company, but no additional compensation will be paid to such individuals on account of such activities.

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT AN EARLY DATE IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                                 PROPOSAL NO. 1
                     ELECTION OF FOUR NOMINEES FOR DIRECTOR

NOMINEES AND VOTING

    The Bylaws of the Company currently provide for a board of four directors. Consequently, at the Annual Meeting four directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Proxies may not be voted for more than four persons. The Company has nominated for election as directors the four persons named below. Each of these nominees have indicated that they are able and willing to serve as directors.

    Unless otherwise instructed, the Company's Proxy holders intend to vote the shares of Common Stock represented by the Proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable or unwilling to serve, the shares represented by the enclosed Proxy will be voted for the election of the balance of those named and such other person or persons as the board of Directors may recommend. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve. Directors are elected by a plurality of the votes cast.

    The Company's nominees and directors are listed below, together with their ages, offices with the Company and year in which each became a director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR.

                                                                                                             DIRECTOR
NAME                                                  AGE                       POSITION                       SINCE
------------------------------------------------  -----------  ------------------------------------------  -------------
Kathryn Van Ness................................      47       Chairman of the Board, Chief                   June 1997
                                                               Executive Officer and President
William P. Conlin...............................      64                                                        Nominee
Samuel S. Guzik.................................      45                                                        Nominee
C. Douglas Plank................................      40                                                        Nominee

BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES DURING THE PAST FIVE YEARS

    MS. KATHRYN VAN NESS was appointed as Chief Executive Officer and President of the Company in June, 1997. Ms. Van Ness was previously with Authentic Fitness Corporation (NYSE:ASM) where she served as President of the designer Speedo swimwear and activewear wholesale apparel divisions whose major brands include:
Speedo, Anne Cole, Catalina, Cole of California, and Oscar de la Renta swimwear. Ms. Van Ness has also held various other positions, including General Manager/Vice President of Jantzen, Inc., a mens and womens swimwear/activewear company which is part of V.F. Corporation (NYSE:VFC) and also President of White Stag Sportswear, a Warnaco (NYSE:WAC) division. Ms. Van Ness also has an extensive retail background, having spent over 15 years in various merchandising and marketing positions for Federated Department Stores (NYSE:FED). Ms. Van Ness served on the Board as President of the Princeton Ethics Committee Woodrow Wilson School at Princeton University and is a member of the Young Presidents Organization.

    WILLIAM P. CONLIN is a retired president and chief executive officer of CalComp Incorporated where he served in that position for 10 years until 1996. CalComp is a premier computer graphic and computer distribution company. Prior to joining CalComp, Mr. Conlin spent 23 years with Burroughs Corporation (now UNISYS). While with Burroughs, he held a variety of marketing and general management positions, including General Manager, National Accounts Region; President, International Group; Senior Vice President, Corporate Product Management; and President, Industry Systems Group. Mr. Conlin currently serves on the Board of Directors as Lead Director of Structural Dynamics Research Corporation, a mechanical design automation software and engineering services company. Mr. Conlin also serves on the Board of Directors of Syntellect, Inc., a publicly traded interactive communications company and has previously served on other boards for companies including: Ampad Corporation, Archive Corporation, Micom Corporation and MAJ Systems. Mr. Conlin has been listed in Who's Who in America since 1990 and is highly active in various community and industry volunteer positions such as University of California Irvine Foundation Board, the UCI Chancellor's Committee and Trustee of the World Affairs Council of Orange County. In addition, Mr. Conlin has held a variety of volunteer positions on the Board of the Orange County Council, Boy Scouts of America, and Southern California Technology Executives Network, among numerous other roles. Mr. Conlin received his BBA from the University of Massachusetts and his MBA in Finance from the University of California in Berkeley.

    SAMUEL S. GUZIK is a corporate and securities attorney practicing for over 19 years. Mr. Guzik is the founder and principal of Guzik & Associates, a Los Angeles, California law practice concentrating in general business, corporate finance, corporate securities transactions and securities litigation. Organizations represented by Mr. Guzik range from entrepreneurs and closely held companies to larger publicly traded companies. He has represented clients in a variety of transactions, including private placements, SEC registrations, initial and secondary public offerings, mergers and acquisitions, and reorganizations. Mr. Guzik serves on the Board of Directors for Lakeside Health Services and on the Boards of other private companies. Prior to forming Guzik & Associates, he was a Partner with the law firm of Ervin, Cohen and Jessup in Beverly Hills, California, where he had a similar practice including mergers and acquisitions, venture capital and general business transactions for more than ten years. Prior thereto, Mr. Guzik was an Associate Attorney at Willkie Farr & Gallagher in New York City, New York. Mr. Guzik received his B.S. in Industrial and Labor Relations at Cornell University and his J.D. Law Degree at Stanford University. He is a member of the California and New York Bar.

    C. DOUGLAS PLANK is Assistant Vice Chancellor for Pepperdine University, Malibu, California and has served in that capacity since 1993. He is the Senior Development Officer for the University's $300 million "Challenged to Lead" capital campaign. Mr. Plank also developed and coordinated the Seaver College Board and served as the Director of Alumni Relations responsible for both the Annual Giving and University Capital Campaigns. Prior to this role he served as Associate Dean and Director of Admissions at Pepperdine. Mr. Plank was co-founder and Director for two non-profit charitable corporations, Project Drug Free, an educational awareness and community prevention and GI-Gift Pac, a nationwide program providing care packages for Gulf War soldiers. Previous experience includes co-founding Terracom, Inc., Torrance, California, a medical management software solutions company serving physicians, medical groups, clinics and hospitals. Mr. Plank is on the Executive Board, Western Los Angeles Council, Boy Scouts of America and the Executive Committee, Seaver College Board of Visitors. Mr. Plank received his BA Organizational Communications from Pepperdine University.

    During the fiscal year ended May 31, 1997, the Board of Directors acted on three occasions at meetings attended by all of the directors, either in person or by telephone, or by unanimous written consent in lieu of a meeting. The Company does not presently have any standing committees of the Board of Directors. However, it intends to constitute an Audit Committee and a Compensation Committee following the Annual Meeting of Shareholders.

                                   MANAGEMENT

    Listed below are key employees of the Company who are not directors or nominees.

    SUSAN WEINSTOCK, 35, was appointed as Vice President of Susan Burrowes, Ltd, a subsidiary of the Company, in June, 1997, immediately following its acquisition by the Company. Ms. Weinstock served in various executive positions at Susan Burrowes, Ltd. prior to its acquisition by the Company. Ms. Weinstock has extensive experience in all aspects of the apparel business including sales, management, manufacturing and administration.

    CHRISTOPHER D. KELLY, 50, has served as President of Sierra Fixture and Design, Inc., a subsidiary of the Company, since its formation in 1995. From 1987 to February 1995, Mr. Kelly served as a Vice-President of Mesa Verde Fixture and Design, Inc., a shopping mall fixture and design manufacturing company, which he co-founded. From 1969 to 1986, Mr. Kelly owned and operated Rax Unlimited, a manufacturer of mall and retail store fixtures. Mr. Kelly received a bachelor's degree in advertising and an MBA degree from Woodbury University.

    WILLIAM GRIER, 50, has served as the President of The Digital Group, Inc. ("The Digital Group") since its acquisition by the Company in September 1997. Mr. Grier has more thn 25 years of experience in the digital printing industry, including executive management, cross-functional product develpment, marketing and research. From 1994 to 1997 he served as Chief Executive Officer of CACTUS, which developed the first application laboratory for digital printing and introduced the first commercial fabric digital printing system. From 1990 to 1994 he served as the Product Manager for CalComp, a division of Lockheed, where he headed the team that developed wide format printing and film imaging equipment and software. He also headed a multi-corporation development team to manufacture the first chemical free image setter film and printing unit. From 1989 to 1990 he served as President of Retail Merchandising Group, where he designed and managed a benchmark study by Procter & Gamble that proved the retail value of account specific digital printing as a product mover.


    WALTER WILHELM, 58, has served as the Executive Vice President of The Digital Group since its acquisition by the Company in September 1997. Mr. Wilhelm is an experts in the application of Quick Response (QR) in the apparel and footwear industries and has experience in startup operations and the marketing of high tech digital apparel production equipment in both domestic and international markets. From 1995 to 1997 he was a partner at Wilhelm and Leslie Consulting, a systems and management consulting firm, primarily for sewn goods. Products which were successfully introduced to the footwear, apparel and retail industries included networked PC technology, numerically controlled (NC) cutting, CAD and CAM products to streamline design and manufacturing at all levels. Mr. Wilhelm also obtained broad technology experience at Microdynamics, Inc., where he served as a Senior Vice President and Director from 1980 to 1995. While at Microdynamics he developed and managed the marketing strategies making Microdynamics the innovator and leader in CAD and CAM applications for the textile and apparel industry. Prior to serving at Microdynamics, Mr. Wilhelm was General Manager, Industrial Automation Systems, at Hughes Aircraft Company. While at Hughes he adapted and sold the Hughes AM-1 CAD System and a range of lasercutters to the apparel and footwear industries.


    ROGER WILSON, 59, has served as the Executive Vice President of The Digital Group since its acquisition by the Company in September 1997. Prior to joining the Digital Group, he was the Chairman and CEO of Bula, Inc., from 1995 to 1997, and was its Vice Chairman since 1993. Bula is best known for its global ski accessories and ski headwear. Between 1992 and 1995 Mr. Wilson was General Manager of AAAMP Systems Marketing, a consortium of technology companies dedicated to developing vertical digital manufacturing and printing for the apparel industry. Between 1980 and 1992 Mr. Wilson served as Vice President of Corporate Affairs for H.H. Cutler Company, now a division of V.F. Corporation. He has served as a member of the Board of Directors of the American Apparel Manufacturers Association (AAMA) and as Chairman of the International Committee as well as being a former Senior Consultant for Kurt Salmon Associates.

                             EXECUTIVE COMPENSATION

    The following table discloses for the fiscal years ended May 31, 1997, 1996 and 1995, compensation for Gill Champion, former Chairman of the Board and Chief Executive Officer, and Steve Natale, former President and Chief Operating Officer, the only other executive officer whose annual compensation exceeded $100,000 during the fiscal year ended May 31, 1997. Messrs. Champion and Natale (the "Named Executives") received no additional compensation for serving on the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                               ANNUAL COMPENSATION         COMPENSATION
                                            -------------------------   -------------------
                                                         OTHER ANNUAL       SECURITIES
                                      FISCAL             COMPENSATION   UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION           YEAR  SALARY ($)      (1)($)              (#)
------------------------------------  ----  ----------   ------------   -------------------
Gill Champion,......................  1997    126,875       7,657            --
 Former Chief Executive Officer and   1996    126,875       7,657            --
 Chairman of the Board(2)             1995    125,000       7,657            --

Steve Natale,.......................  1997    101,500       8,800             140,000
 Former President, and                1996    100,000       5,796            --
 Chief Operating Officer(3)           1995    100,000       5,796            --

------------------------

(1) The amount reported in this column represents the annual amount paid as an allowance for leasing and insuring an automobile for the Named Executives and for reimbursement of automobile costs.

(2) Mr. Champion ceased to be an officer of the Company in June 1996.

(3) Mr. Natale ceased to be an officer of the Company in June 1997.

    The following table sets forth information with respect to stock options held by the Named Executives at May 31, 1997. No stock options were granted by the Company to, or were exercised by, the Named Executives during such fiscal year.

                         FISCAL YEAR END OPTION VALUES

                               NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                             OPTIONS AT MAY 31, 1997       AT MAY 31, 1997(1)
                             ------------------------   ------------------------
NAME                         EXERCISABLE   UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
---------------------------  -----------   ----------   -----------   ----------
Steve Natale...............   140,000(2)       -0-           -0-          -0-

------------------------

(1) Options are "in-the-money" if the fair market value of a share of Common Stock exceeds the exercise prices of such options. No options were "in-the-money" at May 31, 1997.

(2) Incentive stock options granted under the Company's 1993 Stock Option Plan, as amended, which became exercisable after one year from the date of grant, and expired on July 15, 1997, 30 days after the termination of Mr. Natale's employment with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    EMPLOYMENT AGREEMENT WITH KATHRYN VAN NESS

    The Company entered into an employment agreement with Kathryn Van Ness, effective June 1997, providing for her employment as President and Chief Executive Officer of the Company for a term of not less than three years. Under the terms of her Employment Agreement, Ms. Van Ness is entitled to a base salary of $200,000 per year for each year of the contract term and an additional annual performance bonus if the Company meets or exceeds mutually agreed performance criteria based upon the annual net income of the Company. If the performance criteria is met in a fiscal year Ms. Van Ness will be paid a bonus of $200,000; if the performance criteria is exceeded, then Ms. Van Ness is entitled to additional bonus based upon the amount by which the performance is exceeded.

    The Employment Agreement provides for the grant of 1,500,000 shares of Common Stock, of which 500,000 shares vest in June 1998, June 1999 and June 2000. The Employment Agreement also grants 750,000 stock options to Ms. Van Ness at an exercise price of $.25 per share, which vests in three 250,000 share installments in June 1998, June 1999 and June 2000.

    The Company is entitled to terminate Ms. Van Ness' employment for "good cause", and Ms. Van Ness is entitled to terminate her employment with the Company for "good reason," in either case in accordance with the criteria set forth in the Employment Agreement. If Ms. Van Ness' employment is terminated other than for good cause, she is entitled to receive salary and bonus through the end of the initial three year term and any unvested portion of her 750,000 share stock grant and 1,500,000 stock options. The Employment Agreement allows Ms. Van Ness to terminate her employment for good cause if at any time a majority of the Board of Directors has been appointed without her approval. Ms. Van Ness has also entered into an agreement with First Fidelity Capital, Inc. regarding election of directors of the Company. See "Change in Control" herein.

    EMPLOYMENT TERMINATION AGREEMENTS

    STEVE NATALE. The Company's former President, Steve Natale, was employed under a two year employment agreement which expired in March 1999. Under such agreement, Mr. Natale received base compensation at the annual rate of $125,000 as well as an automobile and life insurance. In June 1997, Mr. Natale resigned as an officer and a director of the Company and entered into a severance agreement with the Company whereby the Company agreed to pay 10.5 months of severance consideration on his contract, totalling $110,000, in lieu of benefits under the employment agreement.

    CHRISTOPHER J. EBERT. The Company's former Chief Financial Officer, Christopher Ebert, was employed under a two year employment agreement which originally expired in March 1999. Under such agreement, Mr. Ebert received base compensation at the annual rate of $110,000, as well as perquisites including the use of an automobile and life insurance. In September 1997 the Company and Mr. Ebert entered into a severance agreement providing for the termination of his employment effective October 1997, and the payment to Mr. Ebert of $75,000, payable in monthly installments between October 1997 and May 1998. The severance agreement further provides that the installment payments cease if Mr. Ebert obtains full time employment effective January 1998. In addition, under the terms of the severance agreement Mr. Ebert will receive 100,000 shares of the Company's stock for $.06 per share and is relinquishing his right under a June 1997 agreement to receive an additional 150,000 shares at $.06 per share. Under the June 1997 agreement, Mr. Ebert was entitled to receive 250,000 shares of Common Stock at $.06 per share in exchange for the surrender of 250,000 incentive stock options previously granted to Mr. Ebert.

    GIL CHAMPION. In June 1996 Gill Champion agreed to resign as director, Chairman of the Board and Chief Executive Officer of the Company. The Company agreed to pay Mr. Champion his total unpaid salary and employment benefits under his employment agreement through March 15, 1997, totalling approximately $115,000, and the final payment was made in September 1997.

DIRECTOR COMPENSATION

    Directors receive no cash compensation for serving on the Board. However, non-employee directors are eligible to be granted non-statutory stock options under the Company's 1993 Stock Option Plan, as amended. Nonstatutory stock options may be granted for up to 10 years from the date of grant at such exercise prices as the Board of Directors may determine. There are no non-employee directors currently serving on the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information as of September 22, 1997, with respect to beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) directors and nominees, (iii) the Named Executives, and (iv) all directors and executive officers as a group. Except for The Monument Trust Company, which disclaims beneficial ownership of the shares held of record by it, the Company believes that all of the persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.



                                                         AMOUNT AND NATURE OF   % OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP      OWNERSHIP
-------------------------------------------------------  --------------------  -----------------
The Monument Trust Company(1)..........................         4,333,333               24.1
Steve Natale(2)........................................           972,324                5.4
Kathryn Van Ness(3)....................................                (4)            --
William P. Conlin......................................           --                  --
Samuel S. Guzik........................................           --                  --
C. Douglas Plank.......................................           --                  --
All executive officers and directors as a group (two
  persons).............................................           100,000(4)              (5)


------------------------


(1) The address for The Monument Trust Company ("MTC") is c/o The Investors Union Trust, 14 New Street, St. Peter Port, Guernsey 641 4LE, Channel Islands. The Monument Trust Company is the record owner, and disclaims beneficial ownership of these shares. These shares were acquired by MTC in June 1997 upon the conversion of a $200,000 Convertible Note issued to MTC in a Regulation S private placement in April 1997. The Note provided for a conversion price of the lesser of the bid price of the Common Stock on the date of issuance of the Note or 60% of the bid price on the date of conversion. The Note was fully converted under this agreement in June 1997 at a conversion price of $.0375, which was 60% of the closing bid price on the date of conversion.


(2) The address for Mr. Natale is 115 Hurricane Street, Marina Del Rey, California 90292.

(3) The address for Ms. Van Ness is 2300 South Eastern Avenue, Commerce, California 90040.

(4) Does not include 1,500,000 shares of Common Stock and options to purchase 750,000 shares at $.25 per share, which shares and options vest in three equal installments in June 1998, 1999 and 2000. See "Certain Relationships and Related Transactions."

(5) Less than one percent.

AGREEMENTS REGARDING CHANGE IN CONTROL


    AGREEMENT WITH FIRST FIDELITY CAPITAL, INC. AND STEVE NATALE In April 1997 the Company and Steve Natale entered into an agreement with First Fidelity Capital, Inc. ("FFC") to represent the Company on an exclusive basis for five years in connection with financing transactions and strategic acquisitions for the Company. The agreement provides that FFC is entitled to nominate a majority of the Company's Board of Directors, at FFC's option, during the term of the agreement, so long as such nominees are reasonably satisfactory to the Company. The agreement, as amended, further provides that so long as Mr. Natale owns Common Stock, he will vote his shares in favor of FFC nominees until October 2002. FFC has not exercised its rights under this agreement to nominate any directors, and none of the Company's nominees have been nominated pursuant to this agreement. The agreement was amended in September 1997 to provide that effective November 1, 1997, until October 1999, Mr. Natale will not sell more than 70,000 shares of Common Stock in any two month period.


    AGREEMENT WITH FFC AND KATHRYN VAN NESS. FFC and Ms. Van Ness entered into an agreement effective June 1997, in connection with Ms. Van Ness' employment by the Company. In this agreement FFC agreed to use its best efforts to cause Ms. Van Ness to be nominated to serve as a Director of the Company during the term of her employment by the Company and to consult with Ms. Van Ness during the term of her employment with a view toward reaching a mutual agreement on nominees to the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and beneficial owners of more than ten percent of the Common Stock, to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of the Common Stock. Copies of such reports are required to be furnished to the Company. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during its fiscal year ended May 31, 1997, all filing requirements applicable to its officers, directors, and ten percent beneficial owners were satisfied.

    The Board of Directors of the Company recommends that the Shareholders vote "FOR" election of the four nominees for director.

                                 PROPOSAL NO. 2
               PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF
             INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO
                           APPAREL TECHNOLOGIES, INC.

    Effective September 10, 1997, the Board of Directors adopted resolutions approving an amendment to the Company's Certificate of Incorporation to change the name of the corporation to "Apparel Technologies, Inc." (the "Amendment"), and directing that the Amendment be presented to the Shareholders for approval at the Company's Annual Meeting. The Amendment to the Certificate of Incorporation is set forth as follows:

"FIRST: The name of the corporation is:
Apparel Technologies, Inc."

    Effective September 15, 1997, the Company began operating under the fictitious trade name of "Apparel Technologies, Inc," pending shareholder approval of the Amendment to the Company's Certificate of Incorporation to change the formal legal name of the corporation. The change in the Company's name reflects the refocusing of the Company's business to a technology oriented apparel company, as recently evidenced by the Company's acquisition of The Digital Group, in September 1997. The Digital Group has patent applications pending for a proprietary system of digital printing for fabrics.

    The affirmative vote of the holders of shares representing a majority of the outstanding shares on the record date is required to authorize the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 MISCELLANEOUS

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    BDO Seidman has audited and reported upon the financial statements of the Company for the fiscal year ended May 31, 1997 and has been selected to serve as the Company's independent auditors for the fiscal year ending May 31, 1998. A representative of BDO Seidman is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

    Shareholder proposals complying with the applicable rules under the Securities Exchange Act of 1934 intended to be presented at the 1998 Annual Meeting of Shareholders must be received at the offices of the Company by August 15, 1998 to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Apparel Technologies, Inc., 2300 South Eastern Avenue, Commerce, California 90040.

OTHER MATTERS

    Neither the Company no any of the persons named as proxies knows of matters other than those above stated to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

    The 1997 Annual Report to Shareholders accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                           AMERICAN CINEMASTORES INC.
                           2300 SOUTH EASTERN AVENUE
                           COMMERCE, CALIFORNIA 90040

      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 6, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Kathryn Van Ness and Samuel S. Guzik, and each of them, Proxies, with full power of substitution in each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of American CinemaStores, Inc. on Thursday, November 6, 1997, at 10:00 a.m. at the Loews Santa Monica Hotel, 1700 Ocean Avenue, Santa Monica, California 90401 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.  ELECTION OF DIRECTORS:
      / /  FOR all nominees listed below         / /  WITHHOLD AUTHORITY
           (EXCEPT AS MARKED TO THE CONTRARY BELOW).    TO VOTE FOR ALL NOMINEES
           LISTED BELOW.

     Kathryn Van Ness, William P. Conlin, Samuel S. Guzik, C. Douglas Plank

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                    THE NOMINEE'S NAME IN THE SPACE BELOW.)

                        (CONTINUED ON THE REVERSE SIDE)

2. PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO APPAREL TECHNOLOGIES, INC.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.
                                              DATED: _____________________, 1997
                                              Please sign exactly as name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                  Signature if held jointly

                                              / / PLAN        / / DO NOT PLAN TO
                                                  ATTEND THE ANNUAL MEETING

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.